EX-99(i)

CONSENT OF COUNSEL
STAAR INVESTMENT TRUST
We hereby consent to the use of our name and to the reference to our firm under the caption "Services To the Funds – Legal Counsel" in the Statement of Additional Information for the funds of Staar Investment Trust (the "Trust"), included in Post-Effective Amendment No. 40 to the Registration Statement under the Securities Act of 1933, as amended (No. 333-08685), and Amendment No. 40 to the Registration Statement under the Investment Company Act of 1940, as amended (No. 811-09152), on Form N-1A of the Trust.

/s/ Stradley Ronon Stevens & Young, LLP
Stradley Ronon Stevens & Young, LLP
Philadelphia, Pennsylvania
 April 30, 2018